FOR IMMEDIATE RELEASE
DATE: April 22, 2021
HERITAGE FINANCIAL ANNOUNCES FIRST QUARTER 2021 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $25.3 million, or $0.70 per diluted share, for the quarter ended March 31, 2021, compared to $23.9 million, or $0.66 per diluted share, for the linked-quarter ended December 31, 2020 and $12.2 million, or $0.34 per diluted share, for the quarter ended March 31, 2020.
•Noninterest expense to average total assets, annualized, was 2.22% for the quarter ended March 31, 2021 compared to 2.30% for the linked-quarter ended December 31, 2020 and 2.70% for the quarter ended March 31, 2020.
•Reversal of provision for credit losses was $7.2 million for the quarter ended March 31, 2021 compared to $3.1 million for the linked-quarter ended December 31, 2020 and a provision for credit loss of $7.9 million for the quarter ended March 31, 2020.
•Capital remains strong with Tier 1 leverage ratio of 9.1% and total risk-based capital ratio of 14.5% at March 31, 2021.
•Noninterest demand deposits represent 36.6% of total deposits at March 31, 2021.
•Heritage declared a regular cash dividend of $0.20 per common share on April 21, 2021.
•Heritage completed the consolidation of eight branches during the quarter ended March 31, 2021.
•Total assets exceeded $7.0 billion for the first time in the Company's history.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported that the Company had net income of $25.3 million for the quarter ended March 31, 2021 compared to $23.9 million for the linked-quarter ended December 31, 2020 and $12.2 million for the quarter ended March 31, 2020. Diluted earnings per share for the quarter ended March 31, 2021 were $0.70 compared to $0.66 for the linked-quarter ended December 31, 2020 and $0.34 for the quarter ended March 31, 2020.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "We are very pleased to see the progress in our region as more people are vaccinated. The improving conditions have allowed us to re-open our branch lobbies in all of our non-metro locations which represents 46 of our 53 locations. We are also happy with our quarterly performance given the backdrop of the pandemic as we continue to effectively manage risk, enhance our operations with digital solutions, and also support the ongoing PPP programs.
Further, we are pleased with the success of our ongoing efforts to have a positive impact on housing in our local communities. Recently, we were selected to provide $5 million of financing to Community Partners for Affordable Housing in Portland. Proceeds will be used to refinance and renovate the Washington Square Village apartments taking advantage of Oregon Facilities Authority’s “SNAP Loan” program that passes our tax savings onto this worthy nonprofit borrower in the form of a lower interest rate.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of Period End or for the Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollars in thousands, except per share amounts)
Net income	$25,344	$23,882	$12,191
Pre-tax, pre-provision income (1)	$23,247	$25,178	$20,777

	As of Period End or for the Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollars in thousands, except per share amounts)
Diluted earnings per share	$0.70	$0.66	$0.34
Return on average assets (2)	1.51%	1.42%	0.88%
Pre-tax, pre-provision return on average assets (1) (2)	1.39%	1.50%	1.50%
Return on average equity (2)	12.43%	11.74%	6.08%
Return on average tangible common equity (1) (2)	18.37%	17.62%	9.46%
Net interest margin (2)	3.51%	3.53%	4.06%
Cost of total deposits (2)	0.12%	0.14%	0.37%
Efficiency ratio	61.57%	60.50%	64.20%
Noninterest expense to average total assets (2)	2.22%	2.30%	2.70%
Total assets	$7,028,392	$6,615,318	$5,587,300
Loans receivable, net	$4,531,644	$4,398,462	$3,804,836
Total deposits	$6,019,698	$5,597,990	$4,617,948
Loan to deposit ratio (3)	76.3%	79.8%	83.4%
Book value per share	$22.99	$22.85	$22.25
Tangible book value per share (1)	$15.95	$15.77	$15.10
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by deposits.

SBA PPP Loans
The Company maintains its commitment to supporting its community and customers during these unprecedented times as a result of the COVID-19 pandemic. This includes participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), including the first tranche of the SBA's PPP ("PPP1") in accordance with the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 ("CARES Act"), as amended, and the second tranche of the SBA's PPP ("PPP2") in accordance with the Consolidated Appropriations Act of 2021 ("CA Act") enacted on December 27, 2020, as amended. PPP1 was closed on August 8, 2020 and PPP2 is set to expire on May 31, 2021. The following are key statistics from inception of the SBA's PPP through March 31, 2021:

	As of March 31, 2021
	PPP1	PPP2	Total PPP
	(Dollars in thousands)
Number of funded loans	4,642	2,235	6,877
Total amount funded	$897,353	$353,491	$1,250,844
Average funded loan size	$193	$158	$182
Net fees deferred at funding	$28,805	$14,627	$43,432

The following table summarizes the activity for both tranches of the SBA's PPP as of and for the period indicated:

	As of or for the Three Months Ended
	March 31, 2021
	PPP1	PPP2	Total PPP
	(In thousands)
Net deferred fees recognized during the period	$6,592	$448	$7,040
Net deferred fees unrecognized as of period end	8,814	14,165	22,979
Principal payments received during the period, including forgiveness payments from the SBA	174,264	—	174,264
Principal balance remaining as of period end	556,249	353,491	909,740
Amortized cost as of period end	547,435	339,326	886,761

Branch Consolidation Plan
The Company completed its plan to consolidate nine branches, including eight branches in January 2021 and one branch in October 2020, integrating them into other branches within its network to create a more efficient branch footprint (the "Branch Consolidation Plan"). These actions are a result of the Company’s increased focus on balancing physical locations and digital banking channels, driven by increased client usage of online and mobile banking and a commitment to improve digital banking technology. The Company recognized pre-tax expense of $1.5 million during the linked-quarter ended December 31, 2020 related to the Branch Consolidation Plan.

Balance Sheet
The following table summarizes the Company's loan portfolio by type of loan and amortized cost at the dates indicated:

	March 31, 2021		December 31, 2020		Change
	Balance	% of Total	Balance	% of Total	Amount	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$693,539	15.1%	$733,098	16.4%	$(39,559)	(5.4)%
SBA PPP	886,761	19.3	715,121	16.0	171,640	24.0
Owner-occupied CRE	881,168	19.2	856,684	19.2	24,484	2.9
Non-owner occupied CRE	1,427,953	31.1	1,410,303	31.5	17,650	1.3
Total commercial business	3,889,421	84.7	3,715,206	83.1	174,215	4.7
Residential real estate	114,856	2.5	122,756	2.7	(7,900)	(6.4)
Real estate construction and land development:
Residential	79,878	1.7	78,259	1.8	1,619	2.1
Commercial and multifamily	217,815	4.7	227,454	5.1	(9,639)	(4.2)
Total real estate construction and land development	297,693	6.4	305,713	6.9	(8,020)	(2.6)
Consumer	293,899	6.4	324,972	7.3	(31,073)	(9.6)
Loans receivable	4,595,869	100.0%	4,468,647	100.0%	127,222	2.8
Allowance for credit losses on loans	(64,225)		(70,185)		5,960	(8.5)
Loans receivable, net	$4,531,644		$4,398,462		$133,182	3.0%

Loans receivable increased compared to December 31, 2020 due primarily to an increase in SBA PPP loans as the Bank originated PPP2 loans, offset partially by a decrease in PPP1 loans as a result of principal forgiveness payments received from the SBA. The increase in loans receivable was offset partially by a decrease in the utilization of commercial and industrial lines of credit and a decrease in consumer loans from continued runoff of the indirect auto loan portfolio following the cessation of this business line during the quarter ended March 31, 2020.
The following table summarizes the Company's deposits at the dates indicated:

	March 31, 2021		December 31, 2020		Change
	Balance	% of Total	Balance	% of Total	Amount	%
	(Dollars in thousands)
Noninterest demand deposits	$2,205,562	36.6%	$1,980,531	35.4%	$225,031	11.4%
Interest bearing demand deposits	1,796,949	29.9	1,716,123	30.7	80,826	4.7
Money market accounts	1,046,202	17.4	962,983	17.2	83,219	8.6
Savings accounts	584,582	9.7	538,819	9.6	45,763	8.5
Total non-maturity deposits	5,633,295	93.6	5,198,456	92.9	434,839	8.4
Certificates of deposit	386,403	6.4	399,534	7.1	(13,131)	(3.3)
Total deposits	$6,019,698	100.0%	$5,597,990	100.0%	$421,708	7.5%

Total deposits increased compared to December 31, 2020 due primarily to SBA PPP2 loan funds deposited into customer accounts.

The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	March 31, 2021	December 31, 2020	March 31, 2020
Capital Ratios:
Stockholders' equity to total assets	11.8%	12.4%	14.3%
Tangible common equity to tangible assets (1)	8.5%	8.9%	10.2%
Tangible common equity to tangible assets, excluding SBA PPP loans (1)	9.7%	10.0%	10.2%
Common equity Tier 1 capital to risk-weighted assets (2)	12.8%	12.3%	11.2%
Tier 1 leverage capital to average quarterly assets (2)	9.1%	9.0%	10.4%
Tier 1 capital to risk-weighted assets (2)	13.2%	12.8%	11.6%
Total capital to risk-weighted assets (2)	14.5%	14.0%	12.5%
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
During the quarter ended March 31, 2021, the allowance for credit losses ("ACL") on loans decreased $6.0 million, or 8.5%, to $64.2 million due primarily to a reversal of provision for credit losses on loans of $6.1 million following improvements in the economic forecast at March 31, 2021 as compared to the forecast for the linked-quarter ended December 31, 2020 and secondarily due to a decrease in total loans receivable, excluding SBA PPP loans. The ACL on loans does not include a reserve for SBA PPP loans as these loans are fully guaranteed by the SBA. The reversal of provision for credit losses on unfunded commitments was also due to the improvements in the economic forecast.
The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments ("Unfunded") and the related (reversal of) provision for credit losses for the periods indicated:

	As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$70,185	$4,681	$74,866	$73,340	$5,022	$78,362	$36,171	$306	$36,477
Impact of CECL adoption	—	—	—	—	—	—	1,822	3,702	5,524
Adjusted balance, beginning of period	70,185	4,681	74,866	73,340	5,022	78,362	37,993	4,008	42,001
(Reversal of) provision for credit losses	(6,135)	(1,064)	(7,199)	(2,792)	(341)	(3,133)	9,964	(2,018)	7,946
Net recoveries (charge-offs)	175	—	175	(363)	—	(363)	(417)	—	(417)
Balance, end of period	$64,225	$3,617	$67,842	$70,185	$4,681	$74,866	$47,540	$1,990	$49,530

COVID Modifications
The Company continues to accommodate a variety of loan modifications under the CARES Act and related regulatory guidance as a direct result of COVID-19 related issues impacting these borrowers. At March 31, 2021, 67 loans totaling $46.7 million were in payment deferral modification status compared to 177 loans totaling $92.5 million at December 31, 2020.

Credit Quality
Nonperforming assets decreased to 0.75% of total assets at March 31, 2021 compared to 0.88% of total assets at December 31, 2020, due primarily to a decrease in nonaccrual loans of $5.2 million, or 9.0%, during the quarter ended March 31, 2021.

Nonperforming assets at March 31, 2021 and December 31, 2020 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In thousands)
Balance, beginning of period	$58,092	$52,604	$44,525
Additions of previously classified pass graded loans	24	1,298	255
Additions of previously classified performing TDR loans and potential problem loans	444	7,047	2,579
Net principal payments and transfers to accruing status	(5,690)	(2,268)	(12,300)
Charge-offs	(2)	(589)	(626)
Transfer to OREO	—	—	(270)
Balance, end of period	$52,868	$58,092	$34,163

Performing TDR loans are TDRs on accrual status that may be individually or collectively evaluated for ACL based on criteria outlined in our accounting policies and are not considered nonperforming assets as they continue to accrue interest despite the restructured status. Performing TDR loans increased $2.8 million, or 5.3%, compared to December 31, 2020. Changes in performing TDR loans during the periods indicated were as follows:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In thousands)
Balance, beginning of period	$52,872	$18,437	$14,469
Addition of previously classified pass graded loans	1,031	3,733	1,008
Addition of previously classified potential problem loans	4,451	37,846	2,660
Addition of previously classified nonaccrual loans	994	—	177
Transfers of loans to nonaccrual status	—	(4,601)	—
Net principal payments	(3,657)	(2,543)	(266)
Balance, end of period	$55,691	$52,872	$18,048

Potential problem loans are loans classified as Special Mention or worse that are not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms. This classification of loans decreased $18.5 million, or 10.2%, compared to December 31, 2020. Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In thousands)
Balance, beginning of period	$182,342	$160,942	$87,788
Addition of previously classified pass graded loans	6,831	80,470	31,180
Addition of previously classified nonaccrual loans	1,138	—	—
Upgrades to pass graded loan status	(2,395)	(3,973)	(476)
Net principal payments	(19,208)	(14,805)	(9,824)
Transfers of loans to nonaccrual status	(444)	(2,446)	(2,579)
Transfers of loans to performing TDR status	(4,451)	(37,846)	(2,660)
Balance, end of period	$163,813	$182,342	$103,429

Net Interest Income and Net Interest Margin
Net interest income decreased slightly by $217,000, or 0.4%, for the quarter ended March 31, 2021 as compared to linked-quarter ended December 31, 2020 due primarily to a decrease in the average balance of loans receivable, offset partially by an increase in loan yield and a decrease in the cost of total interest bearing deposits as the Bank continues to focus on decreasing its cost of funds.
Net interest income increased $3.7 million, or 7.6%, compared to the quarter ended March 31, 2020 due primarily to the Bank decreasing deposit rates following a significant decrease in short-term market interest rates during the quarter ended March 31, 2020. Net interest income was also positively impacted by an increase in average total interest earning assets, predominately from SBA PPP loans, offset partially by decreases in the yield on total interest earning assets, also reflecting the decreases in market interest rates.
Net interest margin decreased slightly to 3.51% for the quarter ended March 31, 2021 as compared to 3.53% for the linked-quarter ended December 31, 2020 due primarily to a change in the mix of total interest earning assets, including an increase in the balance of average interest earning deposits yielding 10 basis points.
Net interest margin decreased 55 basis points from 4.06% for the same period in 2020 due primarily to decreases in yields on adjustable-rate interest earning assets following decreases in short-term market rates and the change in the mix of total interest earning assets, including a significant increase in average interest earning deposits to 11.8% of total earning assets at March 31, 2021 compared to 2.6% at March 31, 2020. The decrease in net interest margin was offset partially by decreases in the cost of total interest bearing deposits.
The following table presents the loan yield and the impacts of the balances and interest and fees earned on SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Non-GAAP Measure:(1)
Loan yield (GAAP)	4.47%	4.39%	4.97%
Exclude impact from SBA PPP loans	0.01	0.04	—
Exclude impact from incremental accretion on purchased loans(2)	(0.12)	(0.09)	(0.11)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP)	4.36%	4.34%	4.86%
(1) See Non-GAAP Financial Measures section.
(2) Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of Accounting Standards Update ("ASU") 2016-13. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	Linked-quarter Change		Prior Year Quarter Change
	(Dollar amounts in thousands)			$	%	$	%
Service charges and other fees	$4,000	$4,213	$4,376	$(213)	(5.1)%	$(376)	(8.6)%
Gain on sale of investment securities, net	29	55	1,014	(26)	(47.3)	(985)	(97.1)
Gain on sale of loans, net	1,370	1,919	547	(549)	(28.6)	823	150.5
Interest rate swap fees	152	230	296	(78)	(33.9)	(144)	(48.6)
Bank owned life insurance income	656	1,880	885	(1,224)	(65.1)	(229)	(25.9)
Other income	2,044	2,988	2,368	(944)	(31.6)	(324)	(13.7)
Total noninterest income	$8,251	$11,285	$9,486	$(3,034)	(26.9)%	$(1,235)	(13.0)%
Noninterest income decreased from the linked-quarter ended December 31, 2020 due primarily to a decrease in bank owned life insurance income and other income. Noninterest income for the linked-quarter benefited from several significant items totaling $2.8 million, including a bank-owned life insurance death benefit of $1.2 million, a net gain on sale of two branches of $935,000, and a termination fee from the divestiture of our trust department of $651,000.

Noninterest income decreased from the same period in 2020 due primarily to fewer sales of investment securities and a decrease in service charges and other fees driven by lower overdraft fees, offset partially by an increase in gain on sale of loans due to higher origination volume and sales margin reflecting the low interest rate environment over the last year.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	Linked-quarter Change		Prior Year Quarter Change
	(Dollar amounts in thousands)			$	%	$	%
Compensation and employee benefits	$22,461	$22,257	$22,506	$204	0.9%	$(45)	(0.2)%
Occupancy and equipment	4,454	4,364	4,564	90	2.1	(110)	(2.4)
Data processing	3,812	3,714	3,527	98	2.6	285	8.1
Marketing	669	783	866	(114)	(14.6)	(197)	(22.7)
Professional services	1,331	1,289	1,377	42	3.3	(46)	(3.3)
State/municipal business and use tax	972	1,128	757	(156)	(13.8)	215	28.4
Federal deposit insurance premium	589	703	—	(114)	(16.2)	589	100.0
Other real estate owned, net	—	—	25	—	—	(25)	(100.0)
Amortization of intangible assets	797	859	903	(62)	(7.2)	(106)	(11.7)
Other expense	2,157	3,465	2,735	(1,308)	(37.7)	(578)	(21.1)
Total noninterest expense	$37,242	$38,562	$37,260	$(1,320)	(3.4)%	$(18)	—%
Noninterest expense decreased from the linked-quarter ended December 31, 2020 due primarily to $1.4 million of Branch Consolidation Plan expenses recognized during the linked-quarter ended December 31, 2020, including the decrease in other expense from linked-quarter impairments of leases and branch held for sale of $1.1 million.
Noninterest expense decreased slightly compared to the quarter ended March 31, 2020 due primarily to the decrease in other expense, driven primarily by a reduction of discretionary expenses, including employee business travel as a result of the Company's suspension of non-essential travel due to COVID-19. The decrease was partially offset by an increase in the Federal deposit insurance premium expense as the Bank's FDIC's small bank credit offset the full assessment during the quarter ended March 31, 2020.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	Linked-quarter Change		Prior Year Quarter Change
	(Dollar amounts in thousands)			$	%	$	%
Pre-tax income	$30,446	$28,311	$12,831	$2,135	7.5%	$17,615	137.3%
Income tax expense	5,102	4,429	640	673	15.2	4,462	697.2
Effective tax rate	16.8%	15.6%	5.0%	n/a	1.2	n/a	11.8
Income tax expense and the effective income tax rate both increased for the quarter ended March 31, 2021 compared to the linked-quarter ended December 31, 2020 due primarily to an increase in estimated annual pre-tax income for the year ended December 31, 2021 which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance, and low-income housing tax credits. Additionally, there remain no gross tax credits related to the Company's New Market Tax Credit as these credits were fully utilized during the seven year period ending December 31, 2020.
Income tax expense and the effective income tax rate both also increased from the quarter ended March 31, 2020 due primarily to a nonrecurring provision in the CARES Act which permitted the Company to recognize a $1.0 million benefit from net operating losses related to prior acquisitions during the quarter ended March 31, 2020.

Dividend
On April 21, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend is payable on May 19, 2021 to shareholders of record as of the close of business on May 5, 2021.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on April 22, 2021 at 11:00 a.m. Pacific time. To access the call, please dial (877) 692-8955 -- access code 1839701 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through May 7, 2021 by dialing (866) 207-1041 -- access code 6157116.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 53 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and comparable period results and facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels and believes that presenting tangible common equity to tangible assets, excluding the effect of SBA PPP loans from tangible assets, is useful in assessing the impact of these special program loans that are anticipated to substantially decrease upon forgiveness by the SBA within a short time frame.

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Dollar amounts in thousands, except per share amounts)
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$827,151	$820,439	$803,129	$793,652	$798,438
Exclude intangible assets	(253,230)	(254,027)	(254,886)	(255,746)	(256,649)
Tangible common equity (non-GAAP)	$573,921	$566,412	$548,243	$537,906	$541,789

Total assets (GAAP)	$7,028,392	$6,615,318	$6,685,889	$6,562,359	$5,587,300
Exclude intangible assets	(253,230)	(254,027)	(254,886)	(255,746)	(256,649)
Tangible assets (non-GAAP)	$6,775,162	$6,361,291	$6,431,003	$6,306,613	$5,330,651

Total assets (GAAP)	$7,028,392	$6,615,318	$6,685,889	$6,562,359	$5,587,300
Exclude intangible assets	(253,230)	(254,027)	(254,886)	(255,746)	(256,649)
Exclude SBA PPP loans	(886,761)	(715,121)	(867,782)	(856,490)	—
Tangible assets, excluding SBA PPP loans (non-GAAP)	$5,888,401	$5,646,170	$5,563,221	$5,450,123	$5,330,651

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Dollar amounts in thousands, except per share amounts)
Stockholders' equity to total assets (GAAP)	11.8%	12.4%	12.0%	12.1%	14.3%
Tangible common equity to tangible assets (non-GAAP)	8.5%	8.9%	8.5%	8.5%	10.2%
Tangible common equity to tangible assets, excluding SBA PPP loans (non-GAAP)	9.7%	10.0%	9.9%	9.9%	10.2%

Shares outstanding	35,981,317	35,912,243	35,910,300	35,908,908	35,888,494
Book value per share (GAAP)	$22.99	$22.85	$22.36	$22.10	$22.25
Tangible book value per share (non-GAAP)	$15.95	$15.77	$15.27	$14.98	$15.10

The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans is significant to the loan portfolio since SBA PPP loans are guaranteed by the SBA and the Company has not provided an ACL on loans for these loans.

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Dollar amounts in thousands)
ACL on loans to loans receivable, excluding SBA PPP loans:
Allowance for credit losses on loans	$64,225	$70,185	$73,340	$71,501	$47,540

Loans receivable (GAAP)	$4,595,869	$4,468,647	$4,666,730	$4,666,333	$3,852,376
Exclude SBA PPP loans	(886,761)	(715,121)	(867,782)	(856,490)	—
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,709,108	$3,753,526	$3,798,948	$3,809,843	$3,852,376

ACL on loans to loans receivable (GAAP)	1.40%	1.57%	1.57%	1.53%	1.23%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.73%	1.87%	1.93%	1.88%	1.23%

The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on credit loss provisions of various institutions will likely vary based on the geography of the communities served by a particular institution and the decision to adopt or defer CECL methodology required by ASU 2016-13.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollar amounts in thousands)
Pre-tax, pre-provision income and pre-tax, pre-provision return on average equity, annualized:
Net income (GAAP)	$25,344	$23,882	$12,191
Add income tax expense	5,102	4,429	640
Add (reversal of) provision for credit losses	(7,199)	(3,133)	7,946
Pre-tax, pre-provision income (non-GAAP)	$23,247	$25,178	$20,777

Average total assets (GAAP)	$6,799,625	$6,675,477	$5,560,212

Return on average assets, annualized (GAAP)	1.51%	1.42%	0.88%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.39%	1.50%	1.50%

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollar amounts in thousands)
Return on average tangible common equity, annualized:
Net income (GAAP)	$25,344	$23,882	$12,191
Add amortization of intangible assets	797	859	903
Exclude tax effect of adjustment	(167)	(180)	(190)
Tangible net income (non-GAAP)	$25,974	$24,561	$12,904

Average stockholders' equity (GAAP)	$827,021	$808,999	$806,071
Exclude average intangible assets	(253,747)	(254,587)	(257,234)
Average tangible common stockholders' equity (non-GAAP)	$573,274	$554,412	$548,837

Return on average equity, annualized (GAAP)	12.43%	11.74%	6.08%
Return on average tangible common equity, annualized (non-GAAP)	18.37%	17.62%	9.46%

The Company believes presenting loan yield excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off our balance sheet. Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that are anticipated to substantially decrease upon forgiveness by the SBA within a short time frame.

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollar amounts in thousands)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized:
Interest and fees on loans (GAAP)	$49,524	$50,089	$46,277
Exclude SBA PPP loans interest and fees	(9,136)	(8,739)	—
Exclude incremental accretion on purchased loans	(1,075)	(795)	(1,012)
Adjusted interest and fees on loans (non-GAAP)	$39,313	$40,555	$45,265

Average loans receivable, net (GAAP)	$4,490,499	$4,540,962	$3,748,573
Exclude average SBA PPP loans	(832,148)	(822,460)	—
Adjusted average loans receivable, net (non-GAAP)	$3,658,351	$3,718,502	$3,748,573

Loan yield, annualized (GAAP)	4.47%	4.39%	4.97%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.36%	4.34%	4.86%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. The COVID-19, pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to: changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	March 31, 2021	December 31, 2020
Assets
Cash on hand and in banks	$93,306	$91,918
Interest earning deposits	841,010	651,404
Cash and cash equivalents	934,316	743,322
Investment securities available for sale, at fair value, net (amortized cost of $876,357 and $770,195, respectively)	893,558	802,163
Loans held for sale	6,801	4,932
Loans receivable	4,595,869	4,468,647
Allowance for credit losses on loans	(64,225)	(70,185)
Loans receivable, net	4,531,644	4,398,462
Other real estate owned	—	—
Premises and equipment, net	84,533	85,452
Federal Home Loan Bank stock, at cost	7,933	6,661
Bank owned life insurance	108,341	107,580
Accrued interest receivable	19,447	19,418
Prepaid expenses and other assets	188,589	193,301
Other intangible assets, net	12,291	13,088
Goodwill	240,939	240,939
Total assets	$7,028,392	$6,615,318

Liabilities and Stockholders' Equity
Deposits	$6,019,698	$5,597,990
Junior subordinated debentures	20,960	20,887
Securities sold under agreement to repurchase	36,503	35,683
Accrued expenses and other liabilities	124,080	140,319
Total liabilities	6,201,241	5,794,879

Common stock	571,204	571,021
Retained earnings	242,486	224,400
Accumulated other comprehensive income, net	13,461	25,018
Total stockholders' equity	827,151	820,439
Total liabilities and stockholders' equity	$7,028,392	$6,615,318

Shares outstanding	35,981,317	35,912,243

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Interest income
Interest and fees on loans	$49,524	$50,089	$46,277
Taxable interest on investment securities	3,534	3,473	5,633
Nontaxable interest on investment securities	958	973	756
Interest on interest earning deposits	175	142	420
Total interest income	54,191	54,677	53,086
Interest expense
Deposits	1,728	1,993	4,216
Junior subordinated debentures	187	191	285
Other borrowings	38	38	34
Total interest expense	1,953	2,222	4,535
Net interest income	52,238	52,455	48,551
(Reversal of) provision for credit losses	(7,199)	(3,133)	7,946
Net interest income after (reversal of) provision for credit losses	59,437	55,588	40,605
Noninterest income
Service charges and other fees	4,000	4,213	4,376
Gain on sale of investment securities, net	29	55	1,014
Gain on sale of loans, net	1,370	1,919	547
Interest rate swap fees	152	230	296
Bank owned life insurance income	656	1,880	885
Other income	2,044	2,988	2,368
Total noninterest income	8,251	11,285	9,486
Noninterest expense
Compensation and employee benefits	22,461	22,257	22,506
Occupancy and equipment	4,454	4,364	4,564
Data processing	3,812	3,714	3,527
Marketing	669	783	866
Professional services	1,331	1,289	1,377
State/municipal business and use taxes	972	1,128	757
Federal deposit insurance premium	589	703	—
Other real estate owned, net	—	—	25
Amortization of intangible assets	797	859	903
Other expense	2,157	3,465	2,735
Total noninterest expense	37,242	38,562	37,260
Income before income taxes	30,446	28,311	12,831
Income tax expense	5,102	4,429	640
Net income	$25,344	$23,882	$12,191

Basic earnings per share	$0.70	$0.66	$0.34
Diluted earnings per share	$0.70	$0.66	$0.34
Dividends declared per share	$0.20	$0.20	$0.20

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

Nonperforming Assets and Credit Quality Metrics:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Allowance for Credit Losses on Loans:
Balance, beginning of period	$70,185	$73,340	$36,171
Impact of CECL adoption	—	—	1,822
Adjusted balance, beginning of period	70,185	73,340	37,993
(Reversal of) provision for credit losses on loans	(6,135)	(2,792)	9,964
Charge-offs:
Commercial business	(1)	(198)	(1,222)
Real estate construction and land development	(1)	(417)	—
Consumer	(185)	(313)	(375)
Total charge-offs	(187)	(928)	(1,597)
Recoveries:
Commercial business	207	310	1,069
Residential real estate	—	—	3
Real estate construction and land development	16	118	14
Consumer	139	137	94
Total recoveries	362	565	1,180
Net recoveries (charge-offs)	175	(363)	(417)
Balance, end of period	$64,225	$70,185	$47,540
Net recoveries (charge-offs) on loans to average loans, annualized	0.02%	(0.03)%	(0.04)%

	March 31, 2021	December 31, 2020
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$51,755	$56,786
Residential real estate	66	184
Real estate construction and land development	1,021	1,022
Consumer	26	100
Total nonaccrual loans	52,868	58,092
Other real estate owned	—	—
Nonperforming assets	$52,868	$58,092

Restructured performing loans	$55,691	$52,872
Accruing loans past due 90 days or more	—	—
Potential problem loans (1)	163,813	182,342
ACL on loans to:
Loans receivable	1.40%	1.57%
Loans receivable, excluding SBA PPP loans (2)	1.73%	1.87%
Nonaccrual loans	121.48%	120.82%
Nonperforming loans to loans receivable	1.15%	1.30%
Nonperforming assets to total assets	0.75%	0.88%
(1)Potential problem loans are loans classified as Special Mention or worse that are not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms.
(2) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,490,499	$49,524	4.47%	$4,540,962	$50,089	4.39%	$3,748,573	$46,277	4.97%
Taxable securities	674,268	3,534	2.13	649,287	3,473	2.13	815,686	5,633	2.78
Nontaxable securities (3)	163,914	958	2.37	164,025	973	2.36	122,153	756	2.49
Interest earning deposits	713,885	175	0.10	559,491	142	0.10	125,357	420	1.35
Total interest earning assets	6,042,566	54,191	3.64%	5,913,765	54,677	3.68%	4,811,769	53,086	4.44%
Noninterest earning assets	757,059			761,712			748,443
Total assets	$6,799,625			$6,675,477			5,560,212
Interest Bearing Liabilities:
Certificates of deposit	$393,268	$559	0.58%	$421,633	$720	0.68%	$528,009	$2,012	1.53%
Savings accounts	560,094	95	0.07	532,301	106	0.08	434,459	188	0.17
Interest bearing demand and money market accounts	2,732,134	1,074	0.16	2,680,084	1,167	0.17	2,201,921	2,016	0.37
Total interest bearing deposits	3,685,496	1,728	0.19	3,634,018	1,993	0.22	3,164,389	4,216	0.54
Junior subordinated debentures	20,913	187	3.63	20,840	191	3.65	20,620	285	5.56
Securities sold under agreement to repurchase	40,074	38	0.38	35,278	38	0.43	19,246	33	0.69
FHLB advances and other borrowings	—	—	—	—	—	—	989	1	0.41
Total interest bearing liabilities	3,746,483	1,953	0.21%	3,690,136	2,222	0.24%	3,205,244	4,535	0.57%
Noninterest demand deposits	2,091,359			2,034,425			1,420,247
Other noninterest bearing liabilities	134,762			141,917			128,650
Stockholders’ equity	827,021			808,999			806,071
Total liabilities and stockholders’ equity	$6,799,625			$6,675,477			$5,560,212
Net interest income		$52,238			$52,455			$48,551
Net interest spread			3.43%			3.44%			3.87%
Net interest margin			3.51%			3.53%			4.06%
Average interest earning assets to average interest bearing liabilities			161.29%			160.26%			150.12%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Earnings:
Net interest income	$52,238	$52,455	$49,678	$50,313	$48,551
(Reversal of) provision for credit losses	(7,199)	(3,133)	2,730	28,563	7,946
Noninterest income	8,251	11,285	8,210	8,248	9,486
Noninterest expense	37,242	38,562	36,045	37,073	37,260
Net income (loss)	25,344	23,882	16,363	(6,139)	12,191
Basic earnings (losses) per share	$0.70	$0.66	$0.46	$(0.17)	$0.34
Diluted earnings (losses) per share	$0.70	$0.66	$0.46	$(0.17)	$0.34
Average Balances:
Loans receivable, net (1)	$4,490,499	$4,540,962	$4,605,389	$4,442,108	$3,748,573
Investment securities	838,182	813,312	860,198	924,987	937,839
Total interest earning assets	6,042,566	5,913,765	5,855,240	5,552,494	4,811,769
Total assets	6,799,625	6,675,477	6,620,980	6,310,024	5,560,212
Total interest bearing deposits	3,685,496	3,634,018	3,620,503	3,430,542	3,164,389
Total noninterest demand deposits	2,091,359	2,034,425	1,998,772	1,883,227	1,420,247
Stockholders' equity	827,021	808,999	799,738	807,539	806,071
Financial Ratios:
Return on average assets (2)	1.51%	1.42%	1.00%	(0.39)%	0.88%
Return on average common equity (2)	12.43	11.74	8.28	(3.06)	6.08
Return on average tangible common equity (2) (3)	18.37	17.62	12.66	(3.96)	9.46
Efficiency ratio	61.57	60.50	62.27	63.31	64.20
Noninterest expense to average total assets (2)	2.22	2.30	2.17	2.36	2.70
Net interest margin (2)	3.51	3.53	3.38	3.64	4.06
Net interest spread (2)	3.43	3.44	3.26	3.48	3.87
(1) The average loan balances are net of the ACL on loans and include loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of Period End or for the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Select Balance Sheet:
Total assets	$7,028,392	$6,615,318	$6,685,889	$6,562,359	$5,587,300
Loans receivable, net	4,531,644	4,398,462	4,593,390	4,594,832	3,804,836
Investment securities	893,558	802,163	834,492	879,927	961,092
Deposits	6,019,698	5,597,990	5,689,048	5,567,733	4,617,948
Noninterest demand deposits	2,205,562	1,980,531	1,989,247	1,999,754	1,415,177
Stockholders' equity	827,151	820,439	803,129	793,652	798,438
Financial Measures:
Book value per share	$22.99	$22.85	$22.36	$22.10	$22.25
Tangible book value per share (1)	15.95	15.77	15.27	14.98	15.10
Stockholders' equity to total assets	11.8%	12.4%	12.0%	12.1%	14.3%
Tangible common equity to tangible assets (1)	8.5	8.9	8.5	8.5	10.2
Tangible common equity to tangible assets, excluding SBA PPP loans(1)	9.7	10.0	9.9	9.9	10.2
Loans to deposits ratio	76.3	79.8	82.0	83.8	83.4
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.40%	1.57%	1.57%	1.53%	1.23%
Loans receivable, excluding SBA PPP loans (1)	1.73	1.87	1.93	1.88	1.23
Nonperforming loans	121.48	120.82	139.42	212.62	139.16
Nonperforming loans to loans receivable	1.15	1.30	1.13	0.72	0.89
Nonperforming assets to total assets	0.75	0.88	0.79	0.51	0.63
Net recoveries (charge-offs) on loans to average loans receivable	0.02	(0.03)	(0.04)	(0.18)	(0.04)
Criticized Loans by Credit Quality Rating:
Special Mention	$108,975	$132,036	$104,781	$60,498	$61,968
Substandard	160,461	158,515	123,570	90,552	89,510
Other Metrics:
Number of banking offices	53	61	62	62	62
Average number of full-time equivalent employees	840	848	857	877	877
Deposits per branch	$113,579	$91,770	$91,759	$89,802	$74,483
Average assets per full-time equivalent employee	8,098	7,873	7,727	7,195	6,342
(1) See Non-GAAP Financial Measures section herein.